Exhibit 10.11

                           COMMERCIAL LEASE AGREEMENT

         THIS AGREEMENT made this 14th day of February, 2002, by and between 7801 JOINT VENTURE, LLC party of the first part, hereinafter called "Landlord" and OLD LINE NATIONAL BANK, parties of the second part, hereinafter called "Tenant," and ADAMS AND COMPANY COMMERCIAL BROKERS, INC., hereinafter called "Agent."

         1. WITNESS that in consideration of the rent and covenants herein contained, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord for use as hereinafter specified, that certain real property located in 7801 Old Branch Avenue, Clinton, Prince George's County Maryland, and more particularly described as follows: SUITE 100, CONTAINING APPROXIMATELY 2,550 SQUARE FEET.

         2. THE TERM Of this lease shall be for a period of TEN (10) years commencing on the 1ST day of JUNE 2002, and ending on the last calendar day of MAY 2012. If Tenant has not completed the improvements described in Paragraph 41 of this Lease by June 1, 2002 then the commencement date of this Lease shall be extended to the first day of the month following the month in which Tenant has completed the work described in paragraph 41, but NO LATER THAN JULY 1, 2002 OR UNTIL A USE AND OCCUPANCY PERMIT IS ISSUED BY PRINCE GEORGE'S COUNTY, MD. If Tenant takes possession of the demised premises on a day other than the first of a month, Tenant shall pay to Landlord the rent as specified in Paragraph 4 on the first day of the following month preceding the commencement of the term of this Lease Agreement.

         3. THE TENANT Agrees to pay to the Landlord as rental for the demised premises during the term of this Lease and any extension thereof, without prior notice or demand, the following sums of money at the times and in the amount herein provided.

         4. THE RENT

         a. The guaranteed minimum annual rental for the period beginning the commencement date of the lease through the fourth (4) consecutive lease year is Nine Thousand Nine Hundred Dollars and 00/100ths ($9,900.00) payable monthly at the rate of Eight Hundred Twenty Five Dollars and 00/100ths ($825.00) per month.

         b. The guaranteed minimum annual rental for the period beginning the fifth (5) consecutive lease year is Twenty Seven Thousand Six Hundred Twelve Dollars and 00/100ths ($27,612.00) payable monthly at the rate of Two Thousand Three Hundred and One Dollar and 00/100ths ($2,301.00).

         c. The guaranteed minimum annual rental beginning the Seventh (7) consecutive lease year is Thirty Two Thousand Two Hundred and Fourteen Dollars and 00/100ths ($32,214.00).





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         IT IS  UNDERSTOOD  and  agreed by and  between  the  parties  hereto as follows:

         5. PAYMENT OFFICE The Tenant will pay said rent at times specified without demand or deduction to Landlord named above and mailed to care of Adams and Company, P.O. Box 948 Clinton, Maryland 20735, or at such other place as Landlord may from time to time designate in writing.

         6. RENTAL INCREASE Commencing on the Sixth (6) year, the guaranteed minimum annual rental shall be increased yearly at the rate of ONE AND HALF (1.5) percent a year through out the term of the lease and any option periods exercised by Tenant.

         7. LEGAL ACTION In the event legal action is required for the collection of money due the Landlord under this Commercial Lease Agreement, the Landlord should be entitled to reasonable legal expenses.

         8. OPERATING HOURS That the hours of business operation shall not exceed thirteen (13) hours per day and not more then five and one-half (5 1/2) days per week without the express written consent of the Landlord. The building hours are 7:00 A.M. to 9:00 P.M., Monday through Friday, Saturday 8:00 A.M. to 5:00 P.M. Closed on Sundays, and all legal holidays.

         9. UTILITIES PAYMENT The Landlord shall provide Tenant with basic electricity, water, heat and air conditioning in amounts sufficient for the normal office operation. Equipment requiring exceptional amounts of utilities shall be charged to the Tenant based on a calculated consumption, such determination to be made by the Landlord through the utility service involved.

         10. TENANT'S EQUIPMENT Tenant will not install or operate in the demised premises any electrically operated equipment or other machinery other than electric typewriters, copiers, personal computers, adding machines, radios, tape recorders, dictaphones, ATM's, bank drive-in equipment and bookkeeping machines and all other equipment required to operate a full service financial institution office without first obtaining the prior written consent of the Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of utilities and for the cost of additional plumbing or wiring as may be occasioned by the operation of said equipment or machinery. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacement or additions to, or in the use of, the water system, or electrical system of the demised premises or the building without first obtaining the prior written consent of the Landlord which will not be unreasonably withheld.

         11. CHARACTER OF OCCUPANCY That the Tenant will use said premises for a FINANCIAL INSTITUTION and will not use, or permit said premises or any part thereof to be used for any disorderly or unlawful purpose.

         12. ASSIGNMENT That Tenant will not transfer or assign this Commercial Lease Agreement, nor let or sublet the whole or any part of the leased premises





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without the written  consent  first had and  obtained  from the  Landlord.  Such consent shall not be unreasonably withheld.

         13. MAINTENANCE a. By Tenant. Tenant shall be responsible for any negligent acts directed to the demised premises and the fixtures, plumbing, heating, electrical and air-conditioning equipment. Tenant will surrender and deliver up the same in the condition as the same now is or shall be at the commencement hereof, ordinary wear and tear excepted. Tenant shall repair and replace any broken windows or plate glass within or a part of the demised premises, provided such breakage is caused by Tenant. All repairs which the Tenant is obligated to perform shall be commenced within ten (10) days after notice from Landlord to make repairs and shall be completed within a reasonable time thereafter, and if not so completed, the work may be performed by Landlord, with the cost of such work being added to the monthly rental on the next installment(s) of rent becoming due under this Lease Agreement.

         b. By Landlord. Landlord shall, at its expense, make all repairs to and replacement of the roof, exterior walls, foundation and structure of the demised premises, as well as repairs and replacements to the plumbing, heating, electrical and air conditioning equipment and systems, unless the necessity for such repair or replacement is caused by the negligence of Tenant. All repairs which Landlord is obligated to perform shall be commenced within ten (10) days after notice from Tenant to make repairs and shall be completed within a reasonable time thereafter.

         14. INSURANCE Tenant agrees to carry, at Tenant's cost and expense, at all time during the term of this Commercial Lease Agreement, general liability and property damage insurance in the amount of One Million Dollars ($1,000,000.00) in respect to any one person (including loss of life) and One Million Dollars ($1,000,000.00) as to injury to two (2) or more persons (including loss of life) and Twenty Five Thousand Dollars ($25,000.00) property damage arising in any one accident or disaster.

         All general liability and property damage insurance shall be carried for the protection of both Landlord, Tenant and Agent, and both Landlord, Tenant and Agent shall be named insured, and a copy of said policy shall be furnished to Landlord at all times. Tenant can meet the insurance requirements of this Commercial Lease Agreement by appropriate endorsement to its blanket policy. In the event Tenant shall fail to furnish the necessary insurance coverage or renewals thereof, Landlord shall have the right, at its election, to obtain such insurance coverage and to add the cost of the premium to the rent hereinafter accruing under this Commercial Lease Agreement. All such policies shall expressly provide that the insurance company shall notify the Landlord in writing at least ten (10) days prior to any alteration or cancellation thereof.

         15. INDEMNITY Tenant covenants and agrees to indemnify and hold harmless the Landlord and Agent from all claims for damages or injuries to goods, wares, merchandise, property and persons in, upon and about the demised premises. Tenant's obligation to indemnify Landlord and Agent, and to repair or maintain the premises do not include damages caused by willful acts of the Landlord or its Agents.




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         16.  LIABILITY  Unless  caused by or resulting  from the  negligence of
Landlord or Agent, neither the Landlord nor its Agent shall be liable for any damage to, or loss of, such personal property arising from any acts of negligence of any third persons or from the bursting, leaking or overflowing water, sewer or steam pipes, or from heating, air conditioning or plumbing fixtures and equipment. The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the demised premises. The Landlord and Agents shall not be liable for any accident to or injury to any person or persons or property in or about the demised premises which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said demised premises. The Tenant agrees to hold the Landlord and its Agents harmless against all such claims, including but not limited to costs, charges, judgments and reasonable attorney fees.

         17. TENANT NEGLIGENCE All injury to the building or fixtures caused by moving the property of the Tenant into or out of the said building, and all breakage, or other injury, done by the Tenant, or the agents, clerks, servants or visitors of the Tenant, as well as any damage caused by the overflow, or the escape of water, steam, gas, electricity, or other substance, due to the negligence of the Tenant, or the agents, clerks, servants or visitors of the Tenant, shall be repaired by the Landlord at the expense of the Tenant. The cost thereof shall be determined on statements rendered by the Landlord to the Tenant, and the sum so determined shall be payable to the Landlord upon delivery of such statements; and if not paid, by the Tenant, within ten (10) days thereafter, the said sum shall become so much additional rent for the succeeding month, payable with the installment of rent next becoming due, and collectable as such.

         18. SUBORDINATION That this Commercial Lease Agreement is subject and subordinate to any ground or underlying lease, leases, or any mortgage, mortgages or Deeds of Trust encumbrance or encumbrances now or at any time hereafter placed upon land and or the building of which the demised premises form a part, and the Tenant does hereby agree to execute any and all instruments to effect such subordination which the Landlord may request or require.

         19. HAZARDOUS STORAGE Tenant shall not use said premises, or suffer nor permit the same, or any part thereof, to be used for the purpose of storing any material or goods and/or make any alterations or changes in the premises which might in any way prejudice the insurance of said premises or increase the fire hazards to a greater extent than that necessarily incident to the business for which the said premises are leased as hereinbefore set forth.

         20. RULES AND REGULATIONS That Tenant will comply with all rules and regulations now in effect or that may hereafter be enacted by the County, State or Federal Government insofar as the same pertains to the specific use of Tenant's business in the demised premises, and to obtain all required licenses and permits including use and occupancy permit.

         Tenant shall be one hundred percent responsible for compliance with Public Law 101-336, exclusive of ingress/egress issues to the demised premises also known as The American With Disabilities Act (hereinafter referred to as "the ADA") and shall be one hundred percent liable for any and all claims,






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liabilities,  damages, costs and expenses,  including court costs and attorney's fees arising from noncompliance with the ADA and Landlord shall have no liability with respect thereto.

         That Tenant will comply with and carry out all reasonable rules and regulations now in existence or hereinafter made by the Landlord in respect to the operation and/or maintenance of said premises. See Exhibit C attached hereto.

         21. SIGN CONTROL Tenant shall be entitled to a listing in the professional directory of said premises. Tenant will not place, exhibit or maintain any merchandise, fixtures or articles of any kind on sidewalks, parking spaces or alleys in front of or adjacent to said premises; that he will not paint, place or affix on any part of the outer portion of said premises, any sign or advertisement except upon first obtaining written approval of Landlord as to location, type and size of said sign or advertisement. Further, that we will not make any alterations to said premises without the prior written consent of the Landlord first had and obtained. LANDLORD GRANTS PERMISSION FOR TENANT TO INSTALL SIGNS IN ACCORDANCE WITH THOSE PREVIOUSLY INSTALLED BY CRESTAR BANK. TENANT HAS BEEN PROVIDED WITH DRAWINGS USED BY CRESTAR.

         22. NOISE PROHIBITION Tenant will not operate or permit to be operated any machine or other noise-making device in or about said premises that might be objectionable to the public or adjacent tenants.

         23. TENANT AND EMPLOYEE PARKING Tenant will cooperate with the Landlord and other tenants toward having all tenants and employees park in designated areas, such areas to be those furthest from the buildings in order that clients and customers may park in areas closest to the building. LANDLORD HEREBY GRANTS THE PRIVILEGED OF RESERVING SIX (6) PARKING SPACES IN FRONT OF THE BANK'S ENTRANCE FOR USE BY BANK CUSTOMERS.

         24. ALTERATIONS Tenant agrees that any and all plans for modification and/or improvements affecting the electrical, structural or mechanical systems of the demised premises shall be submitted to the Landlord for prior written approval and any such modification or improvements shall become part of the realty and shall not be removed at the termination of this Commercial Lease Agreement or any renewals or extensions thereof without prior written consent of the Landlord first had and obtained.

         25. DEFAULT IN RENT If Tenant shall fail to pay the rent, or any installment thereof as aforesaid, at the time the same shall become due and payable and/or any additional rent as herein provided, although no demand shall have been made for the same, and such failure is not cured within ten (10) days following written notice from Landlord to Tenant, or if the Tenant shall violate or fail or neglect to keep and perform any of the non-monetary covenants, conditions and agreements herein contained on the part of the Tenant to be kept and performed and such violation or default is not cured within thirty (30) days after written notice of such default from Landlord, or as to those violations or defaults which are not capable of being cured within thirty (30) days, if Tenant shall fail to commence to cure such violation or default within thirty (30) days of such notice and diligently pursue the curing of such violation or default then at the option of the Landlord, the Tenant's right of possession shall thereupon cease and determine, and shall operate as a "Notice to Quit'', the thirty (30) days written Notice to Quit being hereby expressly waived. In such event, Landlord may proceed to recover possession of premises under and by





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virtue  of the  provisions  of the Code of Law and  Amendments  for the State of
Maryland, or by such legal process as may at the time be in operation and force in like cases relating to proceedings between Landlord and Tenant. When such possession is obtained, Landlord may re-rent the demised premises at the risk and cost of the defaulting Tenant whose default in no instance shall relieve him of liability for the difference between the rent herein reserved and the rent actually received by the Landlord during the term remaining after such default occurs.

         26. ACCELERATION OF RENT Provided always, that if Tenant shall fail to pay said rent as aforesaid, or break or violate any of the within covenants, conditions or agreements, then and in any of said events, this lease and all things herein contained shall, at the option of the Landlord, cease and determine, if such failure or violation shall continue for a period of thirty
(30) days after Tenant is in receipt of written notice of such failure or violation, Landlord may proceed to recover possession of the premises under and by virtue of the provisions of the Code of Laws and amendments for the State of Maryland, or by such legal process as may at the time be in operation and force in like cases relating to proceedings between Landlord and Tenant, and when such possession is obtained, default in no instance shall relieve him of liability for the difference between the rent herein reserved and the rent actually received by Landlord during the term remaining after such default occurs.

         27. LATE FEE Time being of the essence in this Commercial Lease Agreement, Tenant agrees to pay the sum of five percent (5%) of the monthly rent, if rent payment is not received by the Landlord by the tenth (10th) of each month. The aforesaid five percent (5%) late penalty shall be assessed only once for any given month that is in arrears.

         28. TERMINATION BY INSOLVENCY It is further agreed and understood that in the event the Tenant is adjudicate a bankrupt or makes an assignment for the benefit of his creditors, this agreement shall, at the option of the Landlord, cease and determine and said premises shall be surrendered to Landlord, who reserves the right in either of said events to forthwith re-enter and repossesses such premises.

         29. FIRE CLAUSE It is further understood and agreed that if said premises, or any part thereof, shall at any time be destroyed by fire, act of God or of a public enemy, or other unavoidable casualty, as to be unfit for occupancy or use, then the rents herein reserved, or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall, until the premises shall be rebuilt or restored and made fit for occupancy or use, be suspended and cease to be payable or these presents shall, at the election of the Landlord or Tenant, hereby be determined and ended, notice of which election shall be served by the party exercising such election on the other party by written notice duly sent by certified United States Mail within thirty (30) days from the date of said destruction. If this Lease Agreement is not terminated pursuant to the foregoing sentence, Landlord will promptly restore the building and the demised premises to such condition as existed immediately prior to the fire or other casualty. If Landlord does not complete such restoration work





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within 180 days  following the date of the fire or other  casualty,  then Tenant may terminate this Lease at any time after expiration of said 180-day period by giving the Landlord written notice of termination effective thirty (30) days after the date of such notice.

         30. TENANT HOLDOVER If the Tenant shall, with the knowledge and consent of the Landlord, continue to remain in the premises after the expiration of the term of this Commercial Lease Agreement, then and in that event, Tenant shall, by virtue of this agreement become a tenant by the month at the rental per month of the monthly installment of rent agreed by the said Tenant to be paid as aforesaid, commencing said monthly tenancy with the first day next after the end of the term above, and said Tenant shall give to the Landlord at least thirty
(30) days' written notice to quit said premises, from the first of the month, except in the event of nonpayment of rent in advance or of the breach of any other covenant by said Tenant, in which event the said Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived; provided, however, that in the event that the Tenant shall hold over after the expiration of the term hereby created, and if the Landlord shall desire, to regain possession of said premises promptly at the expiration of the term aforesaid, then at any time prior to Landlord's acceptance of rent from the Tenant as a monthly tenant hereunder, the Landlord, at its option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force.

         31. GENERAL It is further understood and agreed that the covenants, conditions and agreements contained in the within Commercial Lease Agreement are to be performed by the respective parties are binding on any may be legally enforced by the said parties, their heirs, executors, administrators, successors and assigns, respectively. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The Landlord herein for convenience has been referred to in neuter form. Whenever the Landlord's consent is required under this Commercial Lease Agreement, such consent will not be unreasonably withheld.

         32. BROKER'S COMMISSION The Landlord hereby appoints Adams & Company Commercial Brokers, Inc. as the Leasing Agent of said premises. In the event the separate management agreement of said premises is terminated with Adams and Company, the Landlord agrees for and in consideration of its services in securing Tenant hereunder and in negotiating this agreement, to pay a fee equal to four (4) percent of the gross rental due under and for any unexpired terms of this Commercial Lease Agreement and any options thereto. Such a fee shall become due and payable immediately upon termination of the aforementioned management agreement. In the event Agent is required to take legal action against the Landlord for the collection of money due under this paragraph, the Agent shall be entitled to collect in addition to the four percent fee all legal fees, court costs and other, related expense that are required to collect the money clue.

         33. ELEVATORS Elevators will not be put in service for moving during the hours of 8:00 A.M. - 9:00 A.M., 11:30 A.M. - 1:00 P.M. and 4:00 P.M. - 5:00
P.M.

         34. SECURITY DEPOSIT Deleted.





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         35. WAIVER It is further  understood and agreed that a waiver of one or more breaches of a covenant herein contained shall not be considered a waiver of the covenant or agreement itself or of any subsequent or other breach of the same covenant or agreement.

         36. EMINENT DOMAIN If all of the Premises shall be taken for public or quasi-public use by right of eminent domain, or transferred by agreement in connection with such public or quasi-public use, with or without any condemnation action or proceeding being instituted, this Lease shall terminate as of the date title shall vest in the condemner or transferee. In the event of any taking or appropriation whatsoever, Tenant shall have no claim against Landlord, but this provision shall not preclude Tenant from recovering damages against the condemning authority or transferee to the extent permitted by law. If the taking is less than all of the Premises, the Tenant shall have the option of terminating the Lease.

         37. QUIET ENJOYMENT It is further understood and agreed that subject to the terms and conditions of this Commercial Lease Agreement, that Tenant, paying the rent hereby reserved, and performing and observing the covenants hereof, may peacefully hold and enjoy the said premises throughout the duration of this Commercial Lease Agreement without any interruption by the Landlord, his heirs or assigns or any person lawfully claiming through him.

         38. MISCELLANEOUS This Commercial Lease Agreement shall inure to the benefit of Landlord and Tenant and their successors and assigns. Nothing in this paragraph shall give Tenant any rights to assign this Lease in excess of those given in paragraphs 12.

         39. EXHIBITS Exhibit A "Tenant's Floor Plan" is attached hereto and made a part hereof.

               A. Exhibit B, "Landlord/Tenant Special Provisions", is attached hereto and made a part hereof.

               B. Exhibit D, "Rules and Regulations," is attached hereto and made a part hereof.

         40. LANDLORD IMPROVEMENTS Prior to the commencement date of the term of this Lease, Landlord, at its expense, shall complete all leasehold improvements to the demised premises as shown on Exhibit B attached hereto. Tenant shall obtain, at its expense, all design work, space plans, drawings, specifications, architectural drawings and building, sign, use and occupancy permits.

         41. OPTIONS Provided that Tenant is not in default of any of the terms and conditions of this Lease Agreement, Tenant shall have the option to extend the original term for THREE (3) additional period of FIVE (5) years. This provision will automatically extend the term of the lease unless Tenant shall give Landlord written notice of his intent NOT TO EXERCISE this option. Said notice must be sent to Landlord not less than One Hundred Eighty (180) days prior to the expiration of the lease agreement. Notice is to be sent via





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Certified  Mail Return  Receipt  Requested.  The beginning  annual rent for each option term shall be the leases prior year's annual rate plus one and a half (1.5%).

         42. ADDITIONAL PROVISIONS Tenant agrees to surrender the demised premises at the termination of the tenancy herein created in the same condition as the demised premises were in at the beginning of the tenancy, reasonable wear and tear excepted. All trade fixtures, furniture and equipment installed by the Tenant in the demised premises shall remain the property of the Tenant and shall be removed at the expiration or earlier termination of this Lease. Provided that, in the event of such removal, the Tenant shall promptly restore any damage to the demised premises caused by such removal.

         43. NOTICE Wherever in this Commercial Lease Agreement provision is made for notice of any kind, it shall be in writing, and sent Certified Mail, postage pre-paid, addressed to the Tenant at the demised premises and to Agent at P.O. Box 948, Clinton, Maryland 20735. Alternatively, notice may be given by receipted hand delivery. If mailed, notice shall be effective three (3) business days after being deposited in the mail. If given by hand delivery, notice shall be effective upon receipt.

         IN TESTIMONY WHEREOF, Landlord and Tenant have hereunto signed their names and affixed their seals.

                                             TENANT:

Signed in the Presence of:                   Old Line National Bank


___________________________________          By: ______________________________
Witness

___________________________________          By: ______________________________
Witness

                                             LANDLORD: 7801 JOINT VENTURE, LLC

___________________________________          By: ______________________________
Witness








                                       9
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                                    EXHIBIT A

                                   FLOOR PLAN








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                                    EXHIBIT B

                           LANDLORD/TENANT PROVISIONS

         1. LANDLORD RESPONSIBILITIES to be completed within ninety (90) days from the ratification date of this Lease.

          a. Landlord will repaint the "burgundy" overhang on the exterior of the building.

          b. Landlord will replace the concrete steps leading to the bank's front entrance.

          c.   Landlord will landscape the parking lot island.

          d.   Landlord will replace with new, 8 window HVAC units.

          e. Landlord will aggressively trim and mow annually the trees in the front parking lot. f. Seal and stripe the parking lot. g. Repair drive-in canopy.

         2. TENANT RESPONSIBILITIES

          a. Install canopy above and across the front of the building where the bank will be located. Color to be blue to match the building.

          b. Install two new windows, one on each side of the front doors to the bank.

          c. Tenant to perform all interior improvements of which the costs will not be less than $50,000. Included in this figure is the drive-in window equipment.

          d. Tenant will replace at tenant's expense approximately 106 blue ceramic tiles on the front entrance canopy with burgundy color tiles.

         3. This lease agreement is subject to final approval:

          a.   Old Line National Bank Board of Directors

          b.   All regulatory agencies



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                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

         1. The sidewalks, entries, passages, court corridors stairways and elevators shall not be obstructed by any of the Tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites.

         All safes or other heavy articles shall be carried up or into the premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify the property weight and position of any such safe or other heavy article. Any damage done to the building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. Defacing or injuring in any way any part of the building by the Tenant, his agents or employees, shall be paid for by the Tenant within ten (10)days of being billed by Landlord.

         2. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the said Building unless of such color, size, and style and in such place upon or in said Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of said Building. Signs on doors will be made for the Tenant by a sign company approved by Landlord, the cost of the sign to be paid by the Tenant. A directory in a conspicuous place, with the names of the Tenants, will be provided by Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from the Tenant of the error or change making the revision necessary. The cost of any directory strip is Tenant's responsibility. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant at the expense of Tenant.

         4. Tenant shall have the non-exclusive use in common with the Landlord, other tenants, their quests and invitees, of the uncovered automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the building tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated. Tenant agrees that upon written notice from Landlord, it will finish to Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Tenant and its employees.




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         5. No Tenant shall do or permit  anything to be done in said  premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said building, or on property kept therein, or obstruct or interfere with the rights or other Tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said building or any part thereof, or conflict with any rules or ordinances of the Board of Health or Prince George's County, Maryland or any governing bodies.

         6. Deleted.

         7. All keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

         8. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said buildings, shall be covered or obstructed by any of the tenants.

         9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the building, shall be borne by the person who shall occasion it.

         10. No person shall disturb the occupants of the building by the use of any musical instruments, the making of unseemly noises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the building.

         11. No bicycles or similar vehicles will be allowed in the building.

         12. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

         13. Tenant shall not be permitted to use or to keep in the building any kerosene, camphene, burning fluid or other illuminating materials.

         14. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

         15. If tenant desires shades or awnings, they must be of such shape, color, materials and make as shall be prescribed by Landlord and any outside awning proposed may be prohibited by Landlord. Landlord or its agents shall have the right to enter the premise, to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the building; and the Landlord or its agents may show said premises and may place on the windows or doors thereof, or upon the bulletin board, a notice "For Rent or Lease" for one month prior to the expiration of the lease.




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         16. No portion of the building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

         17. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the building shall be kept whole, and whenever broken by Tenant or Tenant's guests or invitees shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

         18. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord approval, except Tenant may install a microwave oven.
















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